                                                                    EXHIBIT 99.1

                              WOLVERINE TUBE, INC.

                            P R E S S  R E L E A S E

Contact:  James E. Deason
          Executive Vice President
          Chief Financial Officer
          (256) 580-3500

           WOLVERINE TUBE REPORTS FULL YEAR AND FOURTH QUARTER RESULTS
                  2004 GROSS PROFIT IMPROVES FIFTY-SIX PERCENT

HUNTSVILLE, ALABAMA, (FEBRUARY 24, 2005) - Wolverine Tube, Inc. (NYSE:WLV) today reported results for the full year and fourth quarter of 2004. Income from continuing operations for the year ended December 31, 2004 was $644 thousand or $0.05 per diluted share compared to a loss from continuing operations of $39.0 million or $3.18 per share for 2003.

Included in these results were after-tax restructuring charges of $1.7 million in 2004, related to, costs for the ramp-down of our Booneville facility announced in the fourth quarter of 2003, the write-down of the recently sold Roxboro facility and severance and other employee costs related to the consolidation of technical tube manufacturing. Also, included is $2.0 million in after-tax charges for premiums paid and write-offs of unamortized finance fees and bond discounts recorded in conjunction with our senior note repurchases in 2004. In 2003, we had after-tax restructuring charges of $10.0 million and a goodwill impairment charge of $22.2 million. Excluding these restructuring and other charges, income from continuing operations would have been $4.3 million or $0.31 per diluted share in 2004 compared to a loss from continuing operations of $6.9 million or $0.56 per share in 2003.

Gross profit for 2004 was $63.7 million, a 56.1 percent increase, compared to $40.8 million in 2003. Total pounds shipped in 2004 were 339.4 million pounds compared to 327.4 million pounds in 2003. Net sales were $797.9 million, a 34 percent increase from $596.3 million in 2003.

For the fourth quarter of 2004, which historically has been our weakest, the loss from continuing operations was $1.5 million or $0.10 per share, as compared to a loss from continuing operations of $8.0 million, or $0.65 per share in the same period of 2003. Included in the 2004 results were $534 thousand in after-tax restructuring charges, pursuant to the sale of the Roxboro facility and severance and other employee costs related to the technical tube manufacturing consolidation in 2004 and $5.7 million in 2003, pertaining to the ramp-down of the Boonville facility. Excluding the restructuring charges in both periods, the loss from continuing operations would have been $1.0 million or $0.07 per share in the fourth quarter of 2004 and $2.3 million or $0.19 per share in 2003.

Gross profit for the fourth quarter of 2004 increased 66.2 percent to $12.3 million from $7.4 million in 2003. Total pounds shipped in the fourth quarter of 2004 were 70.2 million pounds a 12.3 percent decrease compared to 80.1 million pounds in 2003. Net sales for the fourth quarter of 2004 were $177.9 million, as compared to $155.8 million.

Commenting on the results, Dennis Horowitz, Chairman and Chief Executive Officer said, "While we are pleased with the year over year improvement, both operationally and financially, the fourth quarter was affected by a number of industry trends and company specific actions. Manufacturers of residential and light commercial air conditioners, balancing their inventories in anticipation of 13 SEER requirements, unexpectedly reduced demand for both industrial tube and fabricated products in the fourth quarter.

                                   Plants at:
    Altoona, PA - Ardmore, TN - Carrollton, TX - Decatur, AL - Jackson, TN -
        Shawnee, OK - Warwick, RI - London, Ontario - Montreal, Quebec -
                     Shanghai, China - Esposende, Portugal

                              WOLVERINE TUBE, INC.
                                   Page 2 of 4


Wholesale demand was also slow in the quarter due to erratic and rising copper prices, which results in distributors' and wholesalers' reluctance to accumulate inventory." "On the positive side", continued Horowitz, "We saw a strong year-over-year improvement in technical tube demand, with increasing commercial construction in North America offsetting a slow down in Asia. We were also encouraged by the ramp-up and customer acceptance of our previously announced Monterrey, Mexico facility and the consummation of a multi-year agreement, to represent in North America, what we believe to be the largest, most advanced manufacturer of industrial tube products in China."

FOURTH QUARTER RESULTS BY SEGMENT

Commercial products gross profit improved to $10.6 million in 2004 from the prior year's fourth quarter of $7.2 million while shipments decreased 11.2 percent to 44.2 million pounds. Net sales increased 12.1 percent to $123.7 million. These results reflect slowing demand in industrial tube and fabricated products offset by increased demand in technical tube, higher copper prices and improved selling prices. Furthermore, we realized manufacturing efficiencies in many of our operations and reduced losses in our metal hedging and valuation. In the fourth quarter of 2004 we implemented a hedge strategy, which should help mitigate the impact of timing differences related to our hedge and metal accounting on our base inventory in all three of our business segments.

Gross profit for wholesale products was $479 thousand in 2004 as compared to a loss of $771 thousand in the fourth quarter of 2003. Shipments totaled 19.8 million pounds as compared to last year's 24.1 million pounds. Net sales increased to $38.3 million, a 12.0 percent increase from the prior year's $34.2 million. Volume losses were more than offset by improved selling prices, the higher price of copper, lower manufacturing costs and reduced losses on the company's metal valuation.

Gross profit for rod, bar and other products was $1.2 million in 2004, a 34.5 percent increase compared to $880 thousand in the same period of 2003. Pounds shipped totaled 6.3 million in 2004, as compared to 6.2 million in 2003. Net sales increased 42.7 percent to $16.0 million in 2004 from $11.2 million. These results reflect gains and market penetration in our European distribution business and improvement in demand and selling prices in the rod and bar business in North America, coupled with higher copper prices.

LIQUIDITY

Commenting on liquidity, Horowitz stated, "I would like to convey our positive view regarding our cash and liquidity situation. Total outstanding debt, at year-end 2004, decreased seven percent to $238.2 million and earnings before interest, taxes, depreciation and amortization increased to $37.0 million compared to $10.8 million in 2003. Certainly the dramatic rise in copper prices over the past eighteen months has had a significant impact on our working capital. The rise in copper prices has increased our working capital requirements over $29 million year-over-year, principally to fund inventory and accounts receivable. Our cash position, with our available lines of credit allowed us to support this increase in working capital. Furthermore, we are currently taking actions to increase our liquidity in the near term, including repatriating over $10 million in cash from our China operations under the American Jobs Creation Act of 2004, increasing borrowing availability under our secured revolving credit facility by $2.5 million, and discussing other financing arrangements that should generate significant additional liquidity.


                                     -MORE-


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                              WOLVERINE TUBE, INC.
                                   Page 3 of 4

OUTLOOK

Commenting on the outlook for the Company Horowitz said, "We are optimistic that 2005 in total, will be stronger than 2004. Our confidence about the upcoming year reflects continued growth in technical tube and fabricated products fueled by the overall growth in North American commercial construction and increased outsourcing by OEMs." Horowitz continued, "Our new cost-effective Mexico facility will support this growth. In addition, federally mandated 13 SEER regulations portend increased demand for our industrial tube and fabricated products businesses during the second half of 2005 as our customers and industry 'gear-up' for the January 2006 effective date. Our agreement with a large Chinese copper tube manufacturer provides us with the ability to take advantage of the anticipated increase in demand in industrial tube, without making incremental capital investments. However", Horowitz continued, "2005 will not be without its challenges. We expect to overcome increases in energy, pension and healthcare costs as well as a slow start to the year in our wholesale products business. We anticipate, based on historical trends, that our wholesale business should rebound as customer inventory levels drop and copper prices stabilize. Finally, as our customers prepare for the upcoming 13 SEER mandate, the seasonality of our business should change. While we still expect the second quarter to continue to be our strongest, we now anticipate the third and even the fourth quarters will be relatively strong as well. However, while we expect the first quarter of 2005 will not be as strong as the first quarter of 2004, as customers prepare for a change in product requirements, full year demand for industrial tube used by these customers will exceed that of 2004."

FOURTH QUARTER CONFERENCE CALL

The Company will hold a conference call this morning at 9:30 a.m. Central Time (10:30 a.m. ET) to discuss the contents of this release. Dial in to the conference call line at (800) 311-9402 Access Code: Wolverine, ten minutes prior to the scheduled start time. A link to the broadcast can be found on the Company's website at http://www.wlv.com, in the Investor Relations section under the "Conference Calls" link. If you are unable to participate at this time, a replay will be available through March 24, 2005 on this website or by calling
(877) 919-4059 (pass code: 71067292). Should you have any problems accessing the call or the replay, please contact the Company at (256) 890-0460.

The tables following the text of this press release provide financial details that are included in this press release and that will be discussed on the conference call. This includes a reconciliation of income from continuing operations to earnings before interest, taxes, depreciation and amortization. This press release, including these financial details, is now available on the Wolverine website at http://www.wlv.com in the Investor Relations section under the heading Press Releases.


                                     -MORE-
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                              WOLVERINE TUBE, INC.
                                   Page 4 of 4


ABOUT WOLVERINE TUBE, INC.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar & other products. Internet addresses http://www.wlv.com and http://www.silvaloy.com.


FORWARD-LOOKING STATEMENTS
Forward-looking statements in this press release are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as "may", "should", "will", "expect", "believe", "plan", "anticipate" and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company's expectations of future sales, earnings and cash flows. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management's beliefs and assumptions about the Company's business and other information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future sales, earnings and cash flows, factors that could affect actual results include, without limitation, the effect of currency fluctuation; energy and raw material costs and our ability to effectively hedge these costs; fluctuation in the COMEX copper price; the levels of North American commercial construction activity; continuation of historical trends in customer inventory levels and expected demand for our products; outsourcing levels of OEMs; the effect of the 13 SEER regulations on product demand and the seasonality of our business; unanticipated costs or delays in the continued ramp-up of production and the ability to sustain cost efficiencies at our Monterrey, Mexico facility; the level of customer demand in the Mexican market; our ability to realize the expected benefits of the Chinese distribution agreement; competitive products and pricing; environmental contingencies; regulatory matters; changes in technology and our ability to maintain technologically competitive products; the mix of geographic and product revenues; pension and healthcare costs; the success of our product and process development activities, productivity and efficiency initiatives, global expansion activities, market share penetration efforts, working capital management programs and capital spending initiatives; our ability to repatriate foreign cash without unexpected delay or expense; our ability to complete the amendment of our secured revolving credit facility; and our ability to continue de-levering our balance sheet and to pursue alternative sources of liquidity. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.


                             -- TABLES TO FOLLOW --


                                     -MORE-

 WLV Reports Fourth Quarter Results
 Page 5
 February 24, 2004

                       WOLVERINE TUBE, INC. FINANCIAL DATA
                Consolidated Statements of Operations (Unaudited)

                                                                         Three-month                  Twelve-month
                                                                         period ended                 period ended
In thousands, except per share data                                12/31/2004     12/31/2003     12/31/2004     12/31/2003
                                                                   -------------------------     -------------------------
 Pounds shipped                                                        70,235         80,069        339,417        327,354
============================================================================================     =========================
 Net sales                                                         $  177,952     $  155,750     $  797,875     $  596,324
 Cost of goods sold                                                   165,662        148,393        734,194        555,498
--------------------------------------------------------------------------------------------     -------------------------
 Gross profit                                                          12,290          7,357         63,681         40,826
 Selling, general and administrative expenses                           8,565          8,291         37,259         32,103
 Restructuring charges                                                    809          8,619          2,536         15,057
--------------------------------------------------------------------------------------------     -------------------------
 Operating income (loss) from continuing operations                     2,916         (9,553)        23,886         (6,334)
 Interest expense, net                                                  5,108          5,479         20,860         21,218
 Loss on extinguishment of debt                                            --             --          3,009             --
 Amortization and other, net                                              146            578          1,261          1,856
 Goodwill impairment                                                       --             --             --         23,153
--------------------------------------------------------------------------------------------     -------------------------
 Income (loss) from continuing operations before income taxes          (2,338)       (15,610)        (1,244)       (52,561)
 Income tax provision (benefits)                                         (826)        (7,611)        (1,888)       (13,577)
--------------------------------------------------------------------------------------------     -------------------------
 Income (loss) from continuing operations                              (1,512)        (7,999)           644        (38,984)
 Earnings (loss) from discontinued operations, net of income tax           63         (1,637)          (262)        (1,637)
--------------------------------------------------------------------------------------------     -------------------------
 Net income (loss)                                                 $   (1,449)    $   (9,636)    $      382     $  (40,621)
============================================================================================     =========================

--------------------------------------------------------------------------------------------     -------------------------
 Basic earnings per share:
 Income (loss) from continuing operations                          $    (0.10)    $    (0.65)    $     0.05     $    (3.18)
 Loss from discontinued operations                                       0.00          (0.13)         (0.02)         (0.13)
--------------------------------------------------------------------------------------------     -------------------------
 Net income (loss)                                                 $    (0.10)    $    (0.78)    $     0.03     $    (3.31)

 Diluted earnings per share:
 Income (loss) from continuing operations                          $    (0.10)    $    (0.65)    $     0.05     $    (3.18)
 Loss from discontinued operations                                 $     0.00     $    (0.13)    $    (0.02)    $    (0.13)
--------------------------------------------------------------------------------------------     -------------------------
 Net income (loss)                                                 $    (0.10)    $    (0.78)    $     0.03     $    (3.31)
--------------------------------------------------------------------------------------------     -------------------------

--------------------------------------------------------------------------------------------     -------------------------
 Basic shares                                                          14,908         12,280         13,650         12,275
 Diluted shares                                                        14,908         12,280         13,992         12,275
--------------------------------------------------------------------------------------------     -------------------------


                         Segment Information (Unaudited)

                                                                          Three-month                 Twelve-month
                                                                         period ended                 period ended
 In thousands                                                      12/31/2004     12/31/2003     12/31/2004     12/31/2003
                                                                   -------------------------     -------------------------
 Pounds:
 Commercial                                                            44,219         49,776        225,996        217,499
 Wholesale                                                             19,750         24,108         89,078         90,005
 Rod, bar, and other                                                    6,266          6,185         24,343         19,850
--------------------------------------------------------------------------------------------     -------------------------
 Total pounds                                                          70,235         80,069        339,417        327,354
============================================================================================     =========================

 Net sales:
 Commercial                                                        $  123,695     $  110,372     $  570,666     $  442,471
 Wholesale                                                             38,301         34,195        165,215        115,112
 Rod, bar, and other                                                   15,956         11,183         61,994         38,741
--------------------------------------------------------------------------------------------     -------------------------
 Total net sales                                                   $  177,952     $  155,750     $  797,875     $  596,324
============================================================================================     =========================

 Gross Profit:
 Commercial                                                        $   10,629     $    7,248     $   52,918     $   38,997
 Wholesale                                                                479           (771)         5,924           (271)
 Rod, bar, and other                                                    1,182            880          4,839          2,100
--------------------------------------------------------------------------------------------     -------------------------
 Total gross profit                                                $   12,290     $    7,357     $   63,681     $   40,826
============================================================================================     =========================

                                     -MORE-

 WLV Reports Fourth Quarter Results
 Page 6
 February 24, 2004

                              WOLVERINE TUBE, INC.
                Condensed Consolidated Balance Sheet (Unaudited)

                                                                                                         Twelve-month period ended
 In thousands                                                                                          12/31/2004         12/31/2003
------------------------------------------------------------------------------------------------------------------------------------
 Assets
 Cash and cash equivalents                                                                             $   35,017         $   46,089
 Accounts receivable                                                                                       93,964             86,825
 Inventory                                                                                                151,979            108,005
 Other current assets                                                                                      14,612             12,782
 Property, plant and equipment, net                                                                       194,966            198,542
 Other assets                                                                                              96,920            101,015
------------------------------------------------------------------------------------------------------------------------------------
 Total assets                                                                                          $  587,458         $  553,258
====================================================================================================================================

 Liabilities and Stockholders' Equity
 Accounts payables and other accrued expenses                                                          $   92,388         $   77,290
 Short-term borrowings                                                                                      1,219              1,502
 Deferred income taxes                                                                                         --                359
 Pension liabilities                                                                                       27,915             22,316
 Long-term debt                                                                                           237,022            254,284
 Other liabilities                                                                                         19,412             18,156
------------------------------------------------------------------------------------------------------------------------------------
 Total liabilities                                                                                        377,956            373,907
------------------------------------------------------------------------------------------------------------------------------------

 Stockholders' equity                                                                                     209,502            179,351
------------------------------------------------------------------------------------------------------------------------------------

 Total liabilities and stockholders' equity                                                            $  587,458         $  553,258
====================================================================================================================================

This press release contains, and our conference call will include, references to earning's before interest, taxes, depreciation and amortization (EBITDA), a non-GAAP financial measure. The following table provides a reconciliation of EBITDA to income from continuing operations. Management believes EBITDA is a meaningful measure of liquidity and the Company's ability to service debt because it provides a measure of cash available for such purposes. Additionally, management provides an EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a year-over-year and quarter-over-quarter basis.


Reconciliation of Income from Continuing Operations to Earnings Before Interest, Taxes, Depreciation and Amortization (Unaudited)


                                                                   Three-month period ended      Twelve-month period ended
 In thousands                                                      12/31/2004     12/31/2003     12/31/2004     12/31/2003
                                                                   -------------------------     -------------------------
 Income from continuing operations                                 $   (1,512)    $   (7,999)    $      644     $  (38,984)
 Depreciation and amortization                                          4,252          4,892         17,407         19,009
 Goodwill                                                                  --             --             --         23,153
 Interest expense, net                                                  5,108          5,479         20,860         21,218
 Income tax provision (benefit                                           (826)        (7,611)        (1,888)       (13,577)
--------------------------------------------------------------------------------------------     -------------------------
Earnings before interest, taxes, depreciation and amortization     $    7,022     $   (5,239)    $   37,023     $   10,819
============================================================================================     =========================




                                      -END-